SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


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                           July 1, 2003 (July 1, 2003)
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                Date of Report (Date of earliest event reported)


                              Zions Bancorporation
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            (Exact name of registrant as specified in its charter)


        Utah                       0-2610                     87-0227400
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      (State of            (Commission File Number)         (IRS Employer
    incorporation)                                        Identification No.)



    One South Main, Suite 1134, Salt Lake City, Utah          84111
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        (Address of principal executive offices)            (Zip Code)


                                (801) 524-4787
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                        (Registrant's telephone number,
                             including area code)


                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 5.   On July 1, 2003 Zions Bancorporation auctioned its holdings of
          5,941,080 shares of Garban-Intercapital plc (IAP London). Net proceeds from the sale were approximately $107 million. As a result of this transaction the Company will realize a pre-tax gain of approximately $70 million in the third quarter of 2003. Zions recently was informed of IAP's decision to reduce the number of non-independent directors serving on its board, which included a Zions director. As a result the Zions director will not stand for reelection at the IAP shareholders' meeting in July. Zions decided to sell this successful investment in a global institutional auction that was conducted by Merrill Lynch & Co. Zions enjoys a close and rewarding business relationship with IAP, which it expects to continue.


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

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ZIONS BANCORPORATION


                                    By: /s/   Doyle L. Arnold
                                       -----------------------------
                                       Name:  Doyle L. Arnold
                                       Title: Executive Vice President and
                                              Chief Financial Officer




Date: July 1, 2003


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